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                                 OUTLOOK GROUP CORP.
                                 -------------------
                    EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON SHARE
                    -----------------------------------------------------


                                      Three-Month Period Ended        Six-Month Period Ended
                                    November 29,      November 30,   November 29,  November 30,
                                       1996              1995            1996         1995
                                   ----------        ----------     -----------    ----------
Primary:
Weighted average
 shares outstanding                 4,649,382         4,649,382       4,649,382     4,674,382

Equivalent shares--
 dilutive stock options
 based on Treasury stock
 method using average
 market price . . . .                  --                  --            --            --
                                   ----------        ----------     -----------    ----------
                                    4,649,382         4,649,382       4,649,382     4,674,382
                                   ===========     =============    ============  =============
Net loss from continuing
operations . . . . .               $ (393,000)      $  (658,000)    $  (472,000)   $ (780,000)

Net earnings (loss)
from discontinued
operations . . . . .                 (566,000)          339,000        (925,000)      344,000
                                   -----------     -------------    ------------  -------------
Net earnings (loss)                $ (959,000)      $  (319,000)    $(1,397,000)   $ (436,000)
                                   ===========     =============    ============  =============

Net earnings (loss) per share:
  - continuing                     $    (0.08)      $     (0.14)    $     (0.10)   $    (0.17)
  - discontinued                        (0.13)             0.07           (0.20)         0.08
                                   -----------     -------------    ------------  -------------
Total:                             $    (0.21)      $     (0.07)    $     (0.30)   $    (0.09)
                                   ===========     =============    ============  =============




There is no significant difference between primary and fully diluted earnings per common share.